                                                                                                                        Exhibit M
Metris Receivables, Inc.                                                   Metris Master Trust                     Monthly Report
Securityholders' Statement                                                    Series 1999-1                              Aug-2001
Section 5.2                                                                    Class A            Class B                Total
(i) Security Amount ..................................................      500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                --                  0.00
(iii) Security Interest Distributed ..................................        1,705,000.00                --          1,705,000.00
(iv) Principal Collections ...........................................       24,078,261.80      2,381,366.58         26,459,628.38
(v) Finance Charge Collections .......................................       11,238,579.97      1,111,507.91         12,350,087.88
       Recoveries ....................................................          486,915.33         48,156.46            535,071.79
       Principal Funding Account Investment Earnings .................                0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00              0.00                  0.00
         Total Finance Charge Collections ............................       11,725,495.30      1,159,664.37         12,885,159.67
Total Collections ....................................................       35,803,757.10      3,541,030.95         39,344,788.05
             (vi) Aggregate Amount of Principal Receivables ..........                  --                --      7,832,213,014.91
       Invested Amount (End of Month) ................................      500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................           6.3838917%        0.6313739%            7.0152657%
       Fixed/Floating Allocation Percentage ..........................           6.3838917%        0.6313739%            7.0152657%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                  --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --             85.66%     7,081,239,742.84
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --              5.49%       454,224,142.84
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --              2.82%       233,239,431.95
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --              6.02%       497,709,941.63
Total Receivables ....................................................                  --            100.00%     8,266,413,259.26
                (viii) Aggregate Investor Default Amount .............                  --                --          5,587,030.92
         As a % of Average Daily Invested Amount
             (Annualized based on 365 days/year) .....................                  --                --                 11.97%
(ix) Charge-Offs .....................................................                0.00              0.00                  0.00
(x) Servicing Fee ....................................................                  --                --            933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                  --                --                  0.00
(xii) Excess Funding Account Balance .................................                  --                --                  0.00
(xiii) New Accounts Added ............................................                  --                --                     0
(xiv) Average Gross Portfolio Yield ..................................                  --                --                 27.61%
         Average Net Portfolio Yield .................................                  --                --                 15.64%
(xv) Minimum Base Rate ...............................................                  --                --                  5.96%
        Excess Spread ................................................                  --                --                  9.68%
(xvi) Principal Funding Account Balance ..............................                  --                --                  0.00
(xvii) Accumulation Shortfall ........................................                  --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                --             June 2003
        Accumulation Period Length ...................................                  --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                --                  0.00
        Required Reserve Account Amount ..............................                  --                --                  0.00
        Available Reserve Account Amount .............................                  --                --                  0.00
        Covered Amount ...............................................                  --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                --                  0.00
(xxi) Policy Claim Amount ............................................                  --                --                  0.00
